Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Reynolds Funds, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of the Reynolds Funds, Inc. for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Reynolds Funds, Inc.

/s/Frederick L. Reynolds Frederick L. Reynolds Chief Executive Officer and Chief Financial Officer Reynolds Funds, Inc.
Dated: May 28, 2009

A signed original of this written statement required by Section 906 has been provided by the Reynolds Fund, Inc. and will be retained by the Reynolds Funds, Inc. and furnished to the SEC or its staff upon request.